QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated February 13, 2003 relating to the financial statements and financial statement schedule, which appears in Ciphergen Biosystems, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

                      /s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Jose, California
October 7, 2003

QuickLinks

  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS